Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Clarient, Inc.:
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2010, relating to the financial statements of Clarient, Inc. and the effectiveness of Clarient, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Clarient, Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
Costa Mesa, California
August 3, 2010